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Splunk Inc.

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On November 7, 2023, Gary Steele, President and CEO of Splunk Inc. (the “Company”), attended a keynote at the 28th Annual Cisco Partner Summit hosted by Cisco Systems, Inc. and the following are excerpts from a transcript thereof. The transcript was prepared by a third party, has not been independently verified by the Company, and may contain typographical mistakes, inaudible statements, errors, omissions or inaccuracies, none of which the Company believes are material.

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CHUCK ROBBINS: Now, at the intersection of AI and security, we saw an opportunity. We saw an opportunity to announce, in September, the largest acquisition in Cisco's history, Splunk. When you combine Cisco and Splunk, we will be one of the largest software companies in the world. And we didn't think we could get on stage this week and talk to you without giving you some insight into what we think is possible with Cisco and Splunk coming together.

And we're going to do this in a legally acceptable way.

[LAUGHTER]

And we thought, what's the best way for us to talk to you about what's possible with Cisco and Splunk, other than to have the CEO of Splunk, Gary Steele, join me on stage. Please welcome Gary.

[MUSIC PLAYING]

All right. All right, Gary, well, thank you for joining us.

GARY STEELE: It is great to be here.

CHUCK ROBBINS: A lot of people out here are interested in what you're thinking here. But I want to start with a-- we're going to talk a little bit about, who's Splunk.

GARY STEELE: OK.

CHUCK ROBBINS: But first, I have to tell these folks. I got a text. You and I were sitting in the room, I think, if you remember, before we went on CNBC that morning. And I got a text that said, who names their company Splunk anyway?

GARY STEELE: [LAUGHS]

CHUCK ROBBINS: But we don't have to go there. But there are a lot of people in the room that probably know you really well. There are a lot of people in the room who probably don't know you as well. So, tell us a little bit about Splunk.

GARY STEELE: You bet. So, Splunk's business is helping drive resilience in businesses today. And that's across cybersecurity, as well as observability. We're roughly 8,000 people, roughly $4 billion in revenue. Our growth has been in the teens, high teens. And I have to say, I couldn't be more excited about the opportunity to be part of Cisco. Working with Chuck and the team, I think there's a lot we can do.

And most importantly, I'm very excited about the opportunity to work with all of you because one of the things that got me super excited about this opportunity was to leverage the amazing channel that Cisco has built, and the broader partner community. So, I'm super excited about that. And again, I think the combination of our products from a security perspective, as well as broadly in the observability market, I think we can do a lot together.

CHUCK ROBBINS: That's great. So, you mentioned partners. And we've actually had a partnership for a decade between Cisco and Splunk already. So we know each other well. We were joking backstage earlier that there's a lot of ex-Cisco people, ex-Splunk, and vice versa. So, we've crossed. But from a partnering perspective, I know that a lot of these partners would like to understand, how do you think about partnership? And what are you excited about, relative to that opportunity?

GARY STEELE: Yeah, I believe there's tremendous value that can be delivered on behalf of partners. One of the things that we wake up and think about every single day is adoption. How do we get our customers to leverage Splunk more fully within their environment, more fully within security, and then, more broadly, driving digital resilience across their broad digital footprint? And partners will play a critical role. We believe that there's no way we can deliver all those services. We absolutely need this partner community. And there's so much opportunity where customers say to us, we need your help. We need the help to drive the value and adoption of the critical capabilities. So, all the partner community represents a critical opportunity for us.

CHUCK ROBBINS: And as we think about solving our customers' problems, and working with our customers, we always tend to do it in conjunction with the people in this room and those that are watching virtually and around the world. And so, what is the value proposition of us coming together? What's your view on what we bring to customers when we come together?

GARY STEELE: Yeah, I think that's what really got me excited when we first started having discussions. The combination of what Splunk is delivering to security professionals around the globe today were the underpinnings of the security operation centers around the globe, coupled with that, the newly-released XDR capabilities from Cisco, I think, just put us in an amazing position in the market, and one where you can confidently win every single day.

Looking broadly at observability, bringing together the capabilities of Vap D with the Splunk Observability Cloud, helping customers manage this hybrid, multi-cloud environment that is super complicated. But I think we're in a very unique position to go out and win in the market and help customers tackle that. And that's what gets me super excited about this. And I think there's so much we can do to create value for customers, where you, as partners, really help deliver that value.

CHUCK ROBBINS: Yeah, and I think that's played out in most of the analyst assessments. I mean, obviously, we have to execute. We know that.

GARY STEELE: We do. And we will.

CHUCK ROBBINS: And we will. But most view this as a really good combination. And I think that the work that our team has done with the XDR platform, and I just want to call out that team for building that out, and then the great work that Liz and the observability team have done to create the FSO platform we'll talk about, I think we're really well prepared for this--

GARY STEELE: Absolutely.

CHUCK ROBBINS: --in ways that we might not have been 18 months ago. So, where do we go from here?

GARY STEELE: Well--

CHUCK ROBBINS: We have to get it approved.

GARY STEELE: We have to get it approved. And so, just for context, getting it approved, we think this will finish by September of '24. And Chuck and I are both optimistic, I think, that we get it done before that. But in the meantime, there's opportunity for each of you to think about, how would Splunk fit into your portfolio? You can engage directly with Splunk. The lawyers will be fine with that. And there's opportunity to drive enablement, come up to speed, understand where Splunk fits, and how you can play an active role in driving value for customers.

And so, while we have a process to wait while we get through the regulatory approvals, there's a lot we can do. And we want to engage. We welcome the opportunity for partners to review Splunk. Get engaged with us. And our team would welcome the opportunity. And we think broadly about the partner community. Managed services, professional services, implementation services, there's lots of ways to make money in the broad Splunk ecosystem.

CHUCK ROBBINS: Well, Gary, I want to congratulate you on how much progress you've made since you took over 18 to 20 months ago.

GARY STEELE: About 18 months, yeah.

CHUCK ROBBINS: 18 months ago. You've done an amazing job on the commercial terms on the innovation side, simplifying the company. And we're really looking forward to it. So, thanks for being here today. I know the partners really appreciate it.

GARY STEELE: Thank you so much. It's a pleasure.

CHUCK ROBBINS: Thank you. […] And as we talk about the Splunk Cisco opportunity together, and we talk about the XDR platform that has been built with the SIM platform that Splunk has, we think there's an incredible opportunity to deliver a real-time platform that is actually ingesting threat information from lots of different vendors. That was a big thing that I loved about the XDR launch. We had many of our competitors and peers in the security industry that agreed to ingest their data into that platform. That's what this industry has needed for a very, very long time.

And the integration of AI, and the move to simplicity across the offerings, and the things that the security team are delivering, you're going to hear a lot about that this week from our teams. As we look at all these opportunities, there are also things that we need to do better, right? And by the way, every year. We're going to stand up here and probably say the same things. We need to continue to give more choice.

We've talked about the need to provide choice to our customers in how they consume our technology. Oliver was up here talking about managed services earlier. It's a huge opportunity. And it's growing. It is going to be a significant percentage of the TAM for all of us over the next few years, $161 billion by 2027, and over half of that coming in networking and security. This week, you're going to hear about CX support offers, managed security offers, networking, secure networking campaigns, SMB offers. The teams are really focused.

And I'll say, from our engineering teams, we are now building technology. We're building technology from the get-go with the concept of you delivering it as a managed service, as opposed to having to figure it out after the fact. What a novel concept!

* * *

JEETU PATEL: Now, the beauty about this is, what does this do? And how does Splunk fit into all of this? Well, Splunk has a SIEM, which is an incident event management platform for security. We have XDR, and Splunk also has SOAR, which is an orchestration platform for workflows.

So for example, I can go out and ask a question of a SIEM saying, hey, who are the people that went out and connected in the past five days from an unmanaged device? SIEM is going to give me that answer. SOAR says, go ahead and automate the passwords I might have within my organization so that everyone updates their passwords every 90 days. That's that workflow gets automated by SOAR. And XDR allows you to say, I'm going to have a breach. I can detect, respond, remediate, and recover from it as quickly as possible.

The combination of these three things together create pure magic. And so that's what we'll be able to have as we move forward. Now, as you think about this, there's no one else in the market that has this kind of data and telemetry. And in security, it is a data game. You have to make sure that you use the data to operate at machine scale, because security can no longer be operated at human scale.

And what Splunk allows us to do is provides the data platform and ties it to XDR with all the assets they have and all the assets we have. You can really keep the world safer. But as you think about all of these areas-- we talked about three areas, user protection, breach protection, cloud protection.

But now, when you think about it, firewall is foundational to all of this, because when you think about a VPN, that terminates on the firewall for user protection. If you think about the cloud, the firewall is the gateway to take you to the applications out in the cloud and bring you back to the private data center if you need to. When you think about breach protection, the largest amount of telemetry that we collect is from the firewall.

Splunk Cautionary Statement Regarding Forward-Looking Statements

This transcript contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Splunk’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Splunk and Cisco, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Splunk’s business and other conditions to the completion of the transaction; (ii) the impact of the COVID-19 pandemic on Splunk’s business and general economic conditions; (iii) Splunk’s ability to implement its business strategy; (iv) significant transaction costs associated with the proposed transaction; (v) potential litigation relating to the proposed transaction; (vi) the risk that disruptions from the proposed transaction will harm Splunk’s business, including current plans and operations; (vii) the ability of Splunk to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments affecting Splunk’s business; (x) general economic and market developments and conditions; (xi) the evolving legal, regulatory and tax regimes under which Splunk operates; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Splunk’s financial performance; (xiii) restrictions during the pendency of the proposed transaction that may impact Splunk’s ability to pursue certain business opportunities or strategic transactions; and (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Splunk’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the definitive proxy statement filed with the U.S. Securities and Exchange Commission on October 30, 2023 in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the proxy statement is, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Splunk’s financial condition, results of operations, or liquidity. Splunk does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Cisco Cautionary Statement Regarding Forward-Looking Statements

This transcript may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “strives,” “goal,” “intends,” “may,” “endeavors,” “continues,” “projects,” “seeks,” or “targets,” or the negative of these terms or other comparable terminology, as well as similar expressions) should be considered to be forward-looking statements, although not all forward-looking statements contain these identifying words.  Readers should not place undue reliance on these forward-looking statements, as these statements are the management’s beliefs and assumptions, many of which, by their nature, are inherently uncertain, and outside of the management’s control.  Forward-looking statements may include statements regarding the expected benefits to Cisco, Splunk and their respective customers from completing the transaction, the integration of Splunk’s and Cisco’s complementary capabilities to create an end-to-end platform designed to unlock greater digital resilience for customers, plans for future investment and capital allocation, the expected financial performance of Cisco following the expected completion of the transaction, and the expected completion of the transaction.  Statements regarding future events are based on the parties’ current expectations, estimates and projections and are necessarily subject to associated risks related to, among other things, (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals and other conditions to the completion of the transaction, (ii) the effect of the announcement or pendency of the proposed transaction on Splunk’s business, operating results, and relationships with customers, suppliers, competitors and others, (iii) risks that the proposed transaction may disrupt Splunk’s current plans and business operations, (iv) risks related to the diverting of management’s attention from Splunk’s ongoing business operations, (v) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement, (vi) the outcome of any legal proceedings related to the transaction, (vii) the potential effects on the accounting of the proposed transaction, (viii) legislative, regulatory and economic developments, (ix) general economic conditions, (x) restrictions during the pendency of the proposed transaction that may impact Splunk’s ability to pursue certain business opportunities or strategic transactions, (xi) the retention of key personnel, and (xii) the ability of Cisco to successfully integrate Splunk’s market opportunities, technology, personnel and operations and to achieve expected benefits. Therefore, actual results may differ materially and adversely from the anticipated results or outcomes indicated in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Cisco’s most recent report on Form 10-K filed on September 7, 2023, the “Risk Factors” section of Splunk’s most recent reports on Form 10-Q and Form 10-K filed with the SEC on August 24, 2023 and March 23, 2023, respectively, and risks described in the definitive proxy statement relating to the transaction filed with the SEC by Splunk on October 30, 2023. The parties undertake no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Additional Information and Where to Find It

In connection with the proposed transaction and required stockholder approval, Splunk filed with the SEC a definitive proxy statement on October 30, 2023. The proxy statement has been mailed to the stockholders of Splunk. This document is not a substitute for the proxy statement or any other document which Splunk may file with the SEC. Splunk’s stockholders are urged to carefully read the proxy statement (including all amendments, supplements and any documents incorporated by reference therein) and other relevant materials filed or to be filed with the SEC and in their entirety because they contain important information about the proposed transaction and the parties to the transaction. Investors may obtain free copies of these documents and other documents filed with the SEC at its website at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Splunk by going to Splunk’s Investor Relations page on its corporate website at https://investors.splunk.com or by contacting Splunk Investor Relations at ir@splunk.com.

Participants in the Solicitation

Splunk and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Splunk’s stockholders with respect to the transaction. Information about Splunk’s directors and executive officers, including their ownership of Splunk securities, is set forth in the definitive proxy statement related to the transaction, which was filed with the SEC on October 30, 2023, proxy statement for Splunk’s 2023 Annual Meeting of Stockholders, which was filed with the SEC on May 9, 2023, Form 8-K filed with the SEC on September 21, 2023, and Splunk’s other filings with the SEC. Investors may obtain more detailed information regarding the direct and indirect interests of Splunk and its respective executive officers and directors in the transaction, which may be different than those of Splunk stockholders generally, by reading the definitive proxy statement regarding the transaction, which was filed with the SEC.

In addition, Cisco and its executive officers and directors may be deemed to have participated in the solicitation of proxies from Splunk’s stockholders in favor of the approval of the transaction. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on October 17, 2023, the 2023 annual report furnished to security holders on October 17, 2023, annual report on Form 10-K filed with the SEC on September 7, 2023, Form 8-K filed with the SEC on September 21, 2023 and Cisco’s other filings with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations website at https://investor.cisco.com.

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